EXHIBIT A

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (this “Agreement”) is dated as of June 30, 2008 between Securus Technologies, Inc., a Delaware corporation (the “Corporation”), and William Markert (the “Executive”). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Securus Technologies, Inc. 2004 Restricted Stock Plan (the “Plan”), a copy of which has been provided to the Executive.

W I T N E S S E T H:

WHEREAS, the Corporation and the Executive desire that the Corporation grant to the Executive shares of Class B Common Stock, par value $.001 per share (the “Restricted Stock”), equal to approximately one percent (1%) of the aggregate of the Corporation’s outstanding Common Stock, par value $.001 per share (“Common Stock”), the Restricted Stock, warrants to purchase Common Stock (on an as exercised basis), and Series A Convertible Preferred Stock (the “Series A Preferred Stock”)(on an as converted basis), in each case, as of July 1, 2008; and

WHEREAS, as of the date hereof, each share of Series A Preferred Stock is convertible into 1 share of Common Stock; and

WHEREAS, the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”) provides that if the Corporation’s Credit Facility Cash Flow (as defined in the Certificate of Designation) for the 12 months ended June 30, 2008 is less than $45,000,000, each share of Series A Preferred Stock is convertible into 200 shares of Common Stock; and

WHEREAS, the Corporation desires to issue to the Executive either (a) eleven-thousand four-hundred fourteen 52/100 (11,414.52) shares of Restricted Stock if each share of Series A Preferred Stock is convertible into 200 shares of Common Stock as of June 30, 2008 pursuant to Section 5(d)(iii) of the Certificate of Designation, or (b) sixty-four 71/100 (64.71) shares of Restricted Stock if each share of the Series A Preferred Stock is not convertible into 200 shares of Common Stock as of June 30, 2008, (the “Shares”).

NOW, THEREFORE, in consideration of the Executive's employment with the Corporation and the non-competition and confidentiality provisions contained in his Employment Agreement (as defined herein) and as an inducement and incentive to the Executive to perform the Executive’s duties and fulfill the Executive’s responsibilities on behalf of the Corporation at the highest level of dedication and competence (and other good and valuable consideration receipt of which is hereby acknowledged), the Corporation hereby sells to the Executive the Shares, pursuant to the terms and subject to the conditions of the Plan and this Agreement, including a restriction period (the “Restriction Period”) and such other restrictions as are hereinafter set forth, and in connection with such purchase and sale, the Corporation and the Executive agree as follows:

1.	Purchase and Sale of Shares.

(a)       Upon the execution of this Agreement, the Executive shall purchase, and the Corporation shall sell to the Executive, the Shares for a purchase price of $0.01 per share or an aggregate of $114.14; provided, however, that if the Shares are decreased to sixty-four 71/100 as set forth herein, the aggregate purchase price shall be reduced to $0.64 (the “Purchase Price”). Subject to Section 4, the Restriction Period and the other restrictions contained herein and those restrictions set forth in that certain Stockholders’ Agreement by and among the Corporation and the investors and management stockholders named therein (the “Stockholders’ Agreement”), on or before September 15, 2008, the Corporation shall deliver to the Executive stock certificates evidencing the Shares of Restricted Stock in the amount of either (i) eleven-thousand four-hundred fourteen 52/100 (11,414.52) if each share of Series A Preferred Stock is convertible into 200 shares of Common Stock as of June 30, 2008, or (ii) sixty-four 71/100 (64.71) if each share of the Series A Preferred Stock is not convertible into 200 shares of Common Stock as of June 30, 2008. If at any time after September 15, 2008 it is determined that each share of the Series A Preferred Stock was not convertible into 200 shares of Common Stock as of June 30, 2008, the shares of Restricted Stock shall be immediately reduced to sixty-four 71/100 (64.71) without any further action by the Executive and, within five (5) days written notice thereof, the Executive shall return to the Corporation any stock certificates issued to him evidencing shares of Restricted Stock in excess of such amount.

(b)       In connection with the purchase and sale of the Shares hereunder, the Executive represents and warrants to the Corporation that:

(i)        The Shares to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and the Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws or the Stockholders Agreement.

(ii)       The Executive is able to evaluate the risks and benefits of the investment in the Shares. The Executive is an officer of the Corporation and is an “accredited investor” within the meaning of the Securities Act. The Executive is domiciled in, and the certificates representing the Shares will come to rest in, the State of Texas.

(iii)       The Executive is able to bear the economic risk of his investment in the Shares for an indefinite period of time and acknowledges that the Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv)      The Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Shares and has had full access to such other information concerning the Corporation as he has requested. The Executive has also reviewed, or has had an opportunity to review, the Corporation’s certificate of incorporation (as amended and restated), bylaws (as amended and restated), and financial statements. The Executive acknowledges and understands that (A) it is unlikely that the Corporation will pay dividends in respect of the Shares and (B) payment of dividends and distributions in respect of the Shares is restricted by the financing documents that the Corporation has entered into and may be restricted by future agreements or instruments binding on the Corporation, its operating Subsidiaries or its properties. The Executive acknowledges that the Shares of Restricted Stock are junior to the Corporation’s Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), the Corporation’s common stock, $0.01 par value per share (the “Common Stock”), and may be junior to other securities issued by the Corporation, in each case in right of payment upon liquidation of the Corporation. The decision of the Executive to purchase the Shares hereunder has been made by the Executive independent of any other purchaser and independent of any statements, disclosures or judgments as to the properties, business, prospects or conditions (financial or otherwise) of the Corporation which may have been made or given by any Executive or other Person. The Executive agrees and acknowledges that no other Person has acted, is expected to act, or will act as the agent or financial advisor of such Executive in connection with making, closing or monitoring of his investments hereunder. The Executive acknowledges that he has been advised that an investment in the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment.

(v)       This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

(c)       As an inducement to the Corporation to issue the Shares to the Executive, and as a condition thereto, the Executive acknowledges and agrees that the Corporation shall have no duty or obligation to disclose to the Executive, and the Executive shall have no right to be advised of, any material information regarding the Corporation and its Subsidiaries at any time other than (i) in connection with any repurchase of the Shares upon the termination of the Executive’s employment with the Corporation and its Subsidiaries, (ii) pursuant to the Stockholders Agreement, (iii) pursuant to applicable law or (iv) as otherwise provided hereunder.

(d)       As an inducement to the Executive to acquire the Shares from the Corporation, and as a condition thereto, the Corporation represents and warrants to the Executive that the Shares issued under this Agreement are duly and validly authorized and, when paid for by the Executive in accordance with Section 2, will be issued, fully paid and non-assessable and will not have been issued in violation of any pre-emptive or similar right of any person or of any federal or state law.

2.	Corporation's Right to Purchase Shares.

(a)       Upon termination under any circumstances of the Executive’s employment with the Corporation or a Subsidiary, the Corporation shall have the right, but not the obligation, to purchase any or all of the Shares then held by the Executive or any permitted transferee of such Shares (other than the maximum number of Shares that remain subject to the vesting provisions of Section 3(b) after such termination) by delivering written notice of its intention to purchase the Shares, to the Executive and/or such transferee within ninety (90) calendar days (or, if such termination of employment occurs by reason of the Executive’s death or disability, one hundred eighty (180) days) after such termination of employment, at the purchase price determined in accordance with subparagraph (b) or (c), as applicable, of this Section 2. In addition, in the event of a Sale of the Corporation, the Corporation shall have the right, but not the obligation, to purchase any or all of the Shares described in Section 3(b) and 3(c) hereof as to which the Restriction Period has not lapsed as of the date of such Sale of the Corporation at the purchase price determined in accordance with subparagraph (c) of this Section 2.

(b)       If the termination of the Executive’s employment occurs under any circumstances other than (i) the Executive’s termination by the Corporation or a Subsidiary for Cause (as defined in the Employment Agreement) or (ii) the Executive’s resignation other than for Constructive Discharge, the purchase price to be paid by the Corporation (A) for any Shares pursuant to this Section 2 as to which the Restriction Period has lapsed in accordance with Section 3 hereof as of the date of such termination (the “Vested Shares”) shall be the fair market value of such Vested Shares, as determined by the Corporation’s board of directors, as of the date of termination of the Executive’s employment, and (B) for any Shares that are not Vested Shares, shall be determined in accordance with Section 2(c) hereof.

(c)       If the termination of the Executive’s employment is by the Corporation or a Subsidiary for Cause (as defined in the Employment Agreement), the purchase price to be paid by the Corporation for any Shares pursuant to this Section 2 shall be the original purchase price set forth in Section 1 of this Agreement for such Shares. If the termination of the Executive’s employment results from the Executive’s resignation other than for Constructive Discharge (as defined in the Employment Agreement), the purchase price to be paid by the Corporation for any Shares pursuant to this Section 2 shall be (i) for all Shares subject to Section 3(a) that have become Vested Shares as of such resignation, the fair market value of such Vested Shares, as determined by the Corporation’s board of directors, as of the date of termination of the Executive’s employment and (ii) for all other Shares, the original purchase price set forth in Section 1 of this Agreement for such Shares.

(d)       If the Corporation elects to exercise its right to purchase any Shares under this Section 2, the closing of the purchase by the Corporation of the Shares shall take place no later than forty-five (45) days after the exercise of such right, which time in the case of the death of the Executive may be extended to provide for probate of the Executive’s estate. On the date scheduled for such closing, the price for the Shares shall be paid by the Corporation by (i) check or checks to the record holder of such Shares against delivery of a certificate or certificates representing the purchased Shares in proper form for transfer or (ii) offsetting amounts outstanding under any indebtedness or obligations owed by the Executive or permitted transferees hereof to the Corporation or any affiliate thereof. In connection with such closing, such record holder shall warrant in writing to the Corporation good and marketable title to the Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement and the Stockholders Agreement. All repurchases of the Shares by the Corporation will be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Corporation’s and any affiliate’s debt and equity financing agreements. If any such restrictions prohibit the Corporation’s purchase of the Shares pursuant to this Section 2 which the Corporation is otherwise entitled to make, the Corporation may make such purchases as soon as it is permitted to do so under such restrictions.

3.         Restriction Period. The Restriction Period applicable to all of the Shares shall commence on the date of this Agreement and shall end (without duplication) as follows:

(a)       Time Vesting. With respect to 33.34% of the total number of Shares, the Restriction Period shall end as to 8.34% of the total number of Shares on June 30, 2009, and as to an additional 8.34% of the total number of Shares, on each subsequent June 30 during the period through and including June 30, 2012, if as of each such date the Executive is, and has been, continuously employed by the Corporation since the date of this Agreement.

(b)       Cash on Cash Vesting. With respect to 33.33% of the total number of Shares, in the event of a Sale of the Corporation, and the net proceeds to H.I.G.-TNetix, Inc., the Corporation’s principal stockholder, meet or exceed the applicable multiple of its Investment (defined below) as set forth below, and the Executive is and has remained in the continuous employ of the Corporation since the date of this Agreement to the date of the consummation of such Sale of the Corporation, then the Restriction Period shall end as to the highest corresponding “Applicable Percentage” of the total number of Shares set forth below:

Multiple of HIG’s Investment	Applicable Percentage
At least 1.0x but less than 2.0x	11.11%
At least 2.0x but less than 3.0x	22.22%
At least 3.0x	33.33%

; provided, that in the event of the termination of the employment of the Executive (x) without Cause or (y) as a result of the Executive’s death or because he has become disabled such that he is unable to perform the essential functions of his job with reasonable accommodation for a period of not less than fifteen (15) consecutive weeks, then upon the consummation of such Sale of the Corporation, the Restriction Period shall end as to the highest corresponding Applicable Percentage set forth above multiplied by the applicable percentage set forth in the following table:

Date of Termination of Employment	Modified Applicable Percentage
On or after July 1, 2009 but before June 30, 2010	25%
On or after July 1, 2010 but before June 30, 2011	50%
On or after July 1, 2011 but before June 30, 2012	75%
On or after July 1, 2012	100%

(c)       Performance Vesting. With respect to the remaining 33.33% of the total number of Shares, the Restriction Period shall end subject to such terms and conditions as may be determined annually by the Corporation’s board of directors (or any committee thereof) in its sole discretion; provided, that each of the Corporation and the Executive understands, acknowledges and agrees that the Shares subject to this Section 3(c) will vest (i) based upon measurable objectives and (ii) in increments based upon achievement of specific milestones if, except to the extent provided in Sections 3(d) and (e), as of date of the achievement of each such specific milestone the Executive is, and has been, continuously employed by the Corporation since the date of this Agreement.

(d)       Vesting Upon Termination Without Cause. Upon the termination of the employment of the Executive without Cause or if he resigns because of Constructive Discharge prior to June 30, 2012 (i) all of the Shares subject to the provisions of Section 3(a) which have not (as of the occurrence of such termination of employment) become Vested Shares will upon such occurrence become Vested Shares and (ii) all of the Shares subject to the provisions of Section 3(c) which are subject to vesting during the fiscal year in which such termination of employment occurs but which have not (as of the occurrence of such termination of employment contemplated by this Section 3(d)) become vested will upon the achievement (if any) by the Corporation of the objectives and milestones for such fiscal year become Vested Shares.

(e)       Vesting Upon Death or Disability. Upon the termination of the employment of the Executive as a result of the Executive’s death or because he has become disabled such that he is unable to perform the essential functions of his job with reasonable accommodation for a period of not less than fifteen (15) weeks in any thirty (30) week period, (i) all of the Shares subject to the provisions of Section 3(a) which are subject to vesting on the next succeeding June 30 will become Vested Shares on such June 30 and (ii) all of the Shares subject to the provisions of Section 3(c) which are subject to vesting during the fiscal year in which such termination of employment occurs but which have not (as of the occurrence of such termination of employment contemplated by this Section 3(e)) become Vested Shares will upon the achievement (if any) by the Corporation of the objectives and milestones for such fiscal year become Vested Shares.

(f)        Vesting Upon Change of Control. Upon the occurrence of a Change of Control (defined below): (i) all of the Shares subject to the provisions of Section 3(a) which are not Vested Shares (as of the occurrence of such Change of Control) will upon such occurrence become Vested Shares; (ii) all of the Shares subject to the provisions of Section 3(b) which are not Vested Shares (as of the occurrence of such Change of Control) shall be subject to the provisions of Section 2; (iii) all of the Shares subject to the provisions of Section 3(c) that are subject to vesting during the fiscal year in which the Change of Control occurs but which have not (as of the occurrence of such Change of Control) become Vested Shares will upon such occurrence become Vested Shares; and (iv) all of the Shares subject to the provisions of Section 3(c) that are subject to vesting after the fiscal year in which the Change of Control occurs shall become Vested Shares in the same proportionate percentage as the Shares subject to the proviso to Section 3(b) become Vested Shares, provided, that if, following a Change of Control, the Corporation (or its successor) shall maintain the Plan or a substantially similar restricted stock plan and the value of the Executive’s Shares are not materially adversely affected, then the vesting provisions of this clause (iv) shall not apply.

4.         Death Benefit. In the event that the Executive’s employment with the Corporation terminates as a result of the Executive’s death, the Corporation shall pay to the

Executive’s estate an amount equal to the Executive’s annual base salary at such time. The Corporation shall pay such amount over the twelve-month period immediately following the Executive’s death in equal installments in accordance with the Corporation’s payroll policy.

5.         Legends. The Executive acknowledges that all stock certificates representing the Shares shall bear the following legends and such other legends as may be required by law or contract unless and until the underlying Shares are no longer subject to such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT AND/OR A STOCKHOLDERS AGREEMENT. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The Executive shall deposit all stock certificates representing the Shares subject to the Restriction Period and other restrictions contained herein with the Corporation or its designee together with a stock power endorsed in blank, to be held by Corporation or such designee until the expiration of the applicable restrictions. Upon expiration of the restrictions with respect to the Shares, the Corporation shall deliver a certificate or certificates representing the Shares as to which the restrictions have lapsed to the Executive, subject to satisfaction of any tax obligations in accordance with Section 8 hereof, and subject to Sections 2, 6, 9, 10, 12 and 14 hereof and the Stockholders Agreement; provided however, that such certificates shall not be required to be delivered to the Executive more frequently than once every six (6) months. A stock certificate representing the Shares that are not subject to restrictions on the date hereof shall be issued to the Executive, subject to satisfaction of any tax obligations in accordance with Section 8 hereof, and subject further to Section 10 hereof and the transfer restrictions set forth in the Stockholders Agreement.

6.         Transfer. The Executive acknowledges that prior to the expiration of the applicable portion of the Restriction Period, the applicable Shares may not be Transferred (as defined in Section 9 hereof). Upon the expiration of the applicable portion of the Restriction Period, as set forth in Section 3 hereof, the restrictions on Transfer of the applicable Shares set forth above in this Section 6 shall lapse; provided however, that the Shares shall be subject to the restrictions on Transfer set forth in the Stockholders Agreement.

7.         Voting and Dividends. The Executive shall have all voting and dividend rights if applicable of a stockholder with respect to the Shares for record dates occurring on or after the date of this Agreement and prior to the date any such Shares are forfeited in accordance with this Agreement. Any dividends or distributions paid or made with respect to the Shares shall, during the Restriction Period, be deposited, together with a stock power endorsed in blank or other appropriate instrument of transfer, with the Corporation or any holder appointed pursuant to Section 5 hereof, and shall be subject to the same restrictions (including, without limitation, the Restriction Period) as the Shares and otherwise considered to be such Shares for all purposes hereunder.

8.         Taxes. The Executive acknowledges the existence of Federal, state and local income tax and employment tax withholding obligations with respect to the Shares and agrees that such must be met. If required by applicable law, the Executive shall be required to pay such taxes, if any, to the Corporation in cash upon the expiration of the applicable Restriction Period (including any portion thereof) or such earlier dates as the Executive elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or as of which the value of any Shares first becomes includible in the Executive’s gross income for income tax purposes. If tax withholding is required by applicable law, in no event shall Shares be delivered to the Executive until he has paid to the Corporation in cash the amount of such tax required to be withheld with respect to the Shares or otherwise entered into an agreement satisfactory to the Corporation providing for payment of withholding tax. WITHIN 30 DAYS AFTER THE EXECUTIVE PURCHASES THE SHARES FROM THE CORPORATION, THE EXECUTIVE MAY MAKE AN EFFECTIVE ELECTION WITH THE INTERNAL REVENUE SERVICE PURSUANT TO SECTION 83(B) OF THE CODE WITH RESPECT TO ALL OF THE SHARES, AND THE EXECUTIVE AGREES TO NOTIFY THE CORPORATION THEREOF IN WRITING WITHIN TEN (10) DAYS OF SUCH ELECTION. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS 30 DAYS FROM THE DATE OF THIS AGREEMENT TO FILE AN ELECTION UNDER SECTION 83(B) OF THE CODE.

9.         Market Standoff. The Executive hereby agrees that, if so requested by the Corporation or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Corporation under the Securities Act, the Executive shall not offer, pledge, assign, encumber, sell, contract to sell, lend, make any short sale of, grant any option, right or warrant for the purchase of, or otherwise transfer or dispose of, directly or indirectly (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including, without limitation, bankruptcy), any Shares or other securities of the Corporation or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or other securities of the Corporation (each such action, a “Transfer”) during the 10-day period prior to, and the 180-day period following the effective date of a registration statement relating to equity or equity-related securities of the Corporation filed under the Securities Act (or such other period as may be requested in writing by the Managing Underwriter and agreed in writing by the Corporation) (the “Market Standoff Period”). Such restriction shall apply only to the first two registration statements relating to equity or equity-related securities of the Corporation to become effective under the Securities Act which includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Securities Act. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

10.       Stockholders Agreement. The Executive acknowledges that the Shares received by him under this Agreement shall be subject to the Stockholders Agreement, and such Shares (or any right or interest in such Shares) cannot be Transferred except as permitted by the Stockholders Agreement. On the date hereof, and as a condition to the sale of the Shares to the Executive, the Executive shall execute a joinder agreement pursuant to which the Executive shall become bound by the terms and conditions of the Stockholders Agreement with respect to the Shares and any other shares of capital stock of the Corporation purchased or received by him.

11.       No Obligations of Employment. This Agreement shall not confer upon the Executive any express or implied right to be retained in the service of the Corporation or a Subsidiary for any period or at all, nor restrict in any way the right of the Corporation or any Subsidiary, which is hereby expressly reserved, to terminate his employment at any time with or without Cause.

12.       Forfeiture. Notwithstanding any other provisions of this Agreement to the contrary, in the event of a breach by the Executive of any of the covenants and agreements of the Executive set forth in Section 5 of the Employment Agreement, then all of the Shares then held by the Executive (whether or not then subject to the Restriction Period) will be immediately and unconditionally forfeited and revert to Corporation, without any action required by the Executive or the Corporation.

13.       Delivery of Agreement. The purchase of the Shares set forth in this Agreement shall be subject to cancellation by the Corporation unless within ten (10) days of the date first hereinabove set forth the Executive delivers or mails to the Corporation a copy of this Agreement, duly executed by the Executive, and delivers or mails to the Corporation or its designee the stock certificates for the Shares that is subject to the Restriction Period on the date hereof together with stock powers endorsed by the Executive in blank, or other appropriate instruments of transfer.

14.       Government Regulations. This Agreement and the obligation of the Corporation to transfer the Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and any regulation, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Corporation’s board of directors shall, in its discretion, determine to be necessary or applicable in all respects. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to issue or deliver any certificates for Shares unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.

15.	Definitions.

“Cause” shall have the meaning set forth in the Employment Agreement.

“Change of Control” means the happening of any of the following events: (i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common capital stock of the Corporation (the “Outstanding Common Capital Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following acquisitions of Outstanding Common Capital Stock and Outstanding Voting Securities: (1) any acquisition by the Corporation or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (3) any acquisition by H.I.G.-TNetix, Inc. and any and all of its affiliates; or (ii) consummation by the Corporation of a reorganization, share exchange, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (“Business Combination”), excluding, however, for purposes of this clause (3), such a Business Combination pursuant to which entities or persons who are beneficial owners, respectively, of the Outstanding Common Capital Stock and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of, respectively, the outstanding equity interests, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, managers or similar officers, as the case may be, of the corporation, limited liability company or other entity resulting from such Business Combination (including, without limitation, a corporation, limited liability company or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries); or (iii) the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

“Employment Agreement” means the employment agreement between the Executive and the Corporation of even date herewith, and if such employment agreement is no longer in effect, the then current employment agreement between the Corporation and the Executive.

“Investment” means the aggregate amount of any equity investments made by H.I.G.-TNetix, Inc. and/or its affiliates in the Corporation.

“Sale of the Corporation” has the meaning set forth in the Stockholders Agreement.

“Subsidiary” means any corporation or trade or business (including, without limitation, a partnership or limited liability company) that is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation.

16.       Notice. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing and if and when sent by certified or registered mail, with postage prepaid, to the Executive’s residence (as noted in the Corporation’s records), or to the Corporation’s principal office, as the case may be.

17.       Amendment. This Agreement may be amended by the Corporation without the consent of the Executive, provided that such amendment would not materially impair any previously accrued rights of the Executive under this Agreement.

18.       Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

19.       Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

20.       Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of the Executive, the estate, heirs, executors, legatees, administrators, and personal representatives thereof. Each of the parties hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

21.       Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

* * *

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Purchase Agreement as of the date first above written.

SECURUS TECHNOLOGIES, INC.

By:
Its:

Agreed and Accepted:

MIAMI 783671 v3 (2K)